QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 19, 2010, relating to the consolidated financial statements of CoBiz Financial Inc. and Subsidiaries and the effectiveness of CoBiz Financial Inc. and Subsidiaries' internal control over financial reporting, appearing in the Annual Report on Form 10-K of CoBiz Financial Inc. and Subsidiaries for the year ended December 31, 2009, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Denver, Colorado
March 23, 2010

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM